SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                      ALEXANDRIA REAL ESTATE EQUITIES, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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

                      ALEXANDRIA REAL ESTATE EQUITIES, INC.
                           135 North Los Robles Avenue
                                    Suite 250
                           Pasadena, California 91101

Dear Stockholder:

      On behalf of the Board of Directors of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), I cordially invite you to attend the Company's 2001 Annual Meeting of Stockholders which will be held on Friday, April 27, 2001 at the Hilton Hotel, 168 South Los Robles Avenue, Pasadena, California, 91101, at 11:00 a.m., local time.

      The attached Proxy Statement describes in detail the following matters expected to be acted upon at the meeting: the election of seven nominees for director, each of whom is presently a director of the Company; the ratification of the selection of Ernst & Young LLP as the Company's independent public accountants; and approval of the business criteria for awards under the Company's 1997 Stock Award and Incentive Plan, as amended. At the Annual Meeting, we will also report on the Company's progress and respond to any questions that you may have about the Company's business.

      We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to come to the meeting, however, it is important that your shares be represented and voted at the meeting. You may vote your shares by completing the accompanying proxy card, by a telephone proxy authorization, or by authorizing a proxy electronically via the internet. Please see the instructions on the accompanying proxy card for details on telephone and electronic voting.

      BY RETURNING YOUR PROXY (EITHER BY SIGNING, DATING AND RETURNING THE ACCOMPANYING PAPER PROXY CARD, BY A TELEPHONE PROXY AUTHORIZATION OR BY AUTHORIZING A PROXY ELECTRONICALLY VIA THE INTERNET) YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND.

                                      Sincerely,


                                      Jerry M. Sudarsky
                                      Chairman of the Board
Pasadena, California
March 27, 2001

                      ALEXANDRIA REAL ESTATE EQUITIES, INC.
                          135 North Los Robles Avenue,
                                    Suite 250
                           Pasadena, California 91101

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 27, 2001

                                   -----------

To the Stockholders of Alexandria Real Estate Equities, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), will be held on Friday, April 27, 2001, at 11:00 a.m., local time, at the Hilton Hotel, 168 South Los Robles Avenue, Pasadena, California, 91101. At the Annual Meeting, stockholders will be asked:

    1. To elect seven directors to serve until the Company's next annual meeting of stockholders and until their successors are duly elected and qualified.

    2. To ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

    3. To consider and approve the business criteria on which value and payment of Other Stock-Based Awards and Other Cash-Based Awards are based under the Company's 1997 Stock Award and Incentive Plan, as amended.

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof and may properly be voted upon.

    The Board of Directors of the Company has fixed the close of business on March 13, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders of record as of the Record Date will be admitted to the Annual Meeting upon presentation of identification. Stockholders who own shares of Common Stock beneficially through a bank, broker or other nominee will be admitted to the Annual Meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you own shares of the Company's Common Stock beneficially, you should contact your broker or applicable agent in whose name the shares are registered to obtain a broker's proxy and bring it to the Annual Meeting in order to vote.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (EITHER BY SIGNING, DATING AND RETURNING THE ACCOMPANYING PAPER PROXY CARD, BY TELEPHONE PROXY AUTHORIZATION, OR BY AUTHORIZING A PROXY ELECTRONICALLY VIA THE INTERNET) AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                    By Order of the Board of Directors


                                    Laurie A. Allen
                                    Secretary
Pasadena, California
March 27, 2001

                      ALEXANDRIA REAL ESTATE EQUITIES, INC.
                           135 North Los Robles Avenue
                                    Suite 250
                           Pasadena, California 91101

                                   -----------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                   to be held
                                 April 27, 2001
                                   -----------

General

    This Proxy Statement is provided to the stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), in order to solicit proxies, in the form enclosed, for use at the Annual Meeting of Stockholders of the Company to be held on Friday, April 27, 2001, at 11:00 a.m., local time, at the Hilton Hotel, 168 South Los Robles Avenue, Pasadena, California, 91101, and any and all adjournments or postponements thereof (the "Annual Meeting"). The Board of Directors knows of no matters to come before the Annual Meeting other than those referred to in this Proxy Statement. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about March 27, 2001.

Solicitation

    This solicitation is made by mail on behalf of the Board of Directors of the Company. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. In addition, the Company has engaged Corporate Investor Communications, Inc., a firm specializing in proxy solicitation, to solicit proxies and to assist in the distribution and collection of proxy material for an estimated fee of approximately $10,000. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock").

Voting Procedures

    Only those holders of the Company's Common Stock of record as of the close of business on March 13, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted. A total of 15,658,896 shares of Common Stock were issued and outstanding as of the Record Date.

    The presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote, whether in person or by proxy, is necessary to constitute a quorum to transact business at the Annual Meeting. Abstentions and "broker non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote on a matter on which the brokers or nominees do not have discretionary power to vote) are treated as present for purposes of determining the existence of a quorum. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented if the matter requires a minimum number of votes to be cast. Directors are elected by a plurality of the votes cast and a majority of the votes cast at the Annual Meeting must be voted in favor of each of the other proposals for such proposals to be approved. It is expected that brokers will have discretionary power to vote on each of the proposals.

    Shares represented by properly executed proxies in the form enclosed that are timely received by the Secretary of the Company and not revoked will be voted as specified on the proxy. If no specification is made on a properly executed and returned proxy, the shares represented thereby will be voted (i) "FOR" the election of each of the seven nominees for director; (ii) "FOR" the ratification of the selection of Ernst & Young LLP to serve as independent public accountants of the Company; and (iii) "FOR" approval of the business criteria for awards under the Company's 1997 Stock Award and Incentive Plan, as amended (the "1997 Incentive Plan") described in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies in accordance with their best judgment. In order to be voted, each proxy must be filed with the Secretary of the Company prior to voting.

Revocability Of Proxies

    Stockholders may revoke a proxy at any time before the proxy is voted. This may be done by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, or by voting in person at the Annual Meeting.

                   PROPOSAL NUMBER ONE--ELECTION OF DIRECTORS

    Stockholders will be asked at the Annual Meeting to elect seven directors, who will constitute the full board of directors as currently authorized by the Company's bylaws. Each elected director will hold office until the next annual meeting of stockholders and until the director's successor is duly elected and qualified. If any nominee becomes unavailable to serve for any reason, an event the Company does not anticipate, solicited proxies will be voted for the election of the person, if any, designated by the board of directors to replace that nominee.

    Stockholders may withhold authority to vote their proxies for either (i) the entire slate of nominated directors by checking the box marked "WITHHOLD" on the proxy card, or (ii) for any one or more individual nominees, by writing the name of individual nominees in the space provided on the proxy card. Instructions on the accompanying proxy card that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.

    The following seven persons have been selected by the Board of Directors as nominees for election to the Board of Directors: Jerry M. Sudarsky, Joel S. Marcus, James H. Richardson, David M. Petrone, Anthony M. Solomon, Richard B. Jennings and Alan G. Walton. All of the nominees are incumbent directors.

Required Vote

    The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of a director.

    The Board of Directors recommends a vote "FOR" each of the named nominees.

          BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

Directors, Executive Officers And Senior Management

    The following table sets forth certain information concerning the directors, executive officers and senior management of the Company as of the Record Date:

Name                              Age  Position with Company
----                              ---  ---------------------

Jerry M. Sudarsky..............   82   Chairman of the Board
Joel S. Marcus..................  53   Chief Executive Officer and Director
James H. Richardson............   41   President and Director
Peter J. Nelson................   43   Chief Financial Officer, Senior Vice
                                       President and Treasurer
Laurie A. Allen................   40   Senior Vice President and Secretary
Vincent R. Ciruzzi.............   38   Senior Vice President
Michael C. Kelcy................  55   Senior Vice President
Richard B. Jennings.............  57   Director
David M. Petrone................  56   Director
Anthony M. Solomon..............  81   Director
Alan G. Walton..................  64   Director

    Jerry M. Sudarsky has served as the Company's Chairman of the Board of Directors since the Company's inception. He previously served as the Company's Chief Executive Officer from its inception in 1994 through to March 1997. From 1986 to 1994, Mr. Sudarsky served as Vice Chairman of Jacobs Engineering Group, Inc., an engineering and construction firm. Mr. Sudarsky has extensive experience in the design, engineering, construction and operation of commercial properties. In 1946, Mr. Sudarsky founded Bioferm Corp., a pioneer in the production of Vitamin B12 and the first commercial bio-insecticide products, where he served until 1965. In 1967, Mr. Sudarsky founded and became Chairman of Israel Chemicals, where he served until 1972.

    Joel S. Marcus has served as Chief Executive Officer of the Company since March 1997 and has served as a director since the Company's inception. Mr. Marcus previously served as Vice Chairman of the Board and Chief Operating Officer of the Company from inception until his appointment as Chief Executive Officer in March 1997. He served as Secretary from inception until April 1997. Mr. Marcus was a partner at the law firm of Brobeck, Phleger & Harrison, LLP, and its predecessor firm from 1986 to 1994, specializing in corporate finance and capital markets, venture capital and mergers and acquisitions. From 1984 to 1994, he also served as General Counsel and Secretary of Kirin-Amgen, Inc., a joint venture that financed the development of two significant, genetically engineered pharmaceutical products. Mr. Marcus was formerly a practicing certified public accountant specializing in the financing and taxation of real estate. He received his undergraduate and Juris Doctor degrees from the University of California at Los Angeles. He is a member of the National Association of Real Estate Investment Trusts ("NAREIT"). Mr. Marcus received the Ernst & Young 1999 Entrepreneur of the Year Award (Los Angeles--Real Estate).

    James H. Richardson has served as President of the Company since August 1998 and as a director since March 1999. Mr. Richardson previously served as Executive Vice President of the Company from January 1998 until August 1998 and as Senior Vice President of the Company from August 1997 to December 1997. Prior to joining the Company, Mr. Richardson held management and brokerage positions for nearly 15 years at CB Richard Ellis, Inc. ("CB Richard Ellis"), a full-service provider of commercial real estate services. Most recently, from March 1996 until August 1997, Mr. Richardson served as Senior Vice President, Area Manager, for the San Francisco peninsula and San Jose offices of CB Richard Ellis, and from December 1982 until March 1996, he was a top producing professional within the brokerage operations group. During his tenure at CB Richard Ellis, Mr. Richardson was instrumental in the creation and development of the biosciences and corporate services practice groups. Mr. Richardson received his Bachelor of Arts degree in Economics from Claremont McKenna College.

    Peter J. Nelson has served as Chief Financial Officer and Treasurer of the Company since April 1997 and as Senior Vice President of the Company since May 1998. Mr. Nelson served as Secretary of the Company from April 1997 to January 2000. Prior to joining the Company, from 1995 to 1997, Mr. Nelson served as Chief Financial Officer of Lennar Partners, Inc., a diversified real estate company, where he was responsible for the financial management of the firm's real estate portfolio. From 1990 to 1995, Mr. Nelson was Chief Financial Officer of Westrec Properties, Inc., a national owner and operator of boat marinas and resort properties. Mr. Nelson also served as Vice President, Corporate Financial Planning of Public Storage, Inc. from 1986 to 1990, and as an Audit Manager at Ernst & Young LLP from 1979 to 1986. Mr. Nelson is a certified public accountant and a member of the American Institute of CPAs and the California Society of CPAs, where he has served on the Real Estate Committee. Mr. Nelson received his Bachelor of Science degree in Accounting from California State University, Northridge.

    Laurie A. Allen has served as a Senior Vice President of the Company since January 2000 and as Secretary of the Company since February 2000. Prior to joining the Company, from January 1999 to December 1999, Ms. Allen was Senior Vice President, Corporate Development, General Counsel and Secretary of ARIAD Pharmaceuticals, Inc., a public biotechnology company in Cambridge, Massachusetts with businesses in gene and cell therapy, small-molecule drug discovery and functional genomics. Ms. Allen was a corporate and securities partner (as of January 1996) with the law firm of Brobeck, Phleger & Harrison, LLP from March 1991 to December 1998 and a corporate and tax associate with the law firm of Pettit & Martin from September 1989 to February 1991. She is a member of the State Bar of California, the American Bar Association and the U.S. Tax Court. Ms. Allen holds an LL.M. in Taxation from New York University School of Law, a Juris Doctor degree from Emory University School of Law and a Bachelor of Arts degree in History from the University of California at Los Angeles.

    Vincent R. Ciruzzi has served as a Vice President of the Company since September 1996. In 1993, Mr. Ciruzzi founded a real estate consulting business, which provided consulting services to the Company from September 1995 until his appointment as Vice President of the Company. From 1986 to 1993, Mr. Ciruzzi served as Project Manager for Home Capital Development Group, a real estate development company, where he specialized in project management of master planned communities as well as real estate development. Mr. Ciruzzi received his Bachelor of Science degree in Finance and Real Estate from the University of Southern California.

    Michael C. Kelcy has served as Senior Vice President of the Company since September 2000. Prior to joining the Company, Mr. Kelcy was real estate counsel at the law firm of Mayer, Brown & Platt from May 1998 to August 2000 and a real estate partner at the law firm of Latham & Watkins from February 1983 to January 1995, where he was also an associate from July 1976 to January 1983. He is a member of the State Bar of California. Mr. Kelcy holds a Juris Doctor degree, cum laude, from the University of Pennsylvania Law School and Bachelor of Arts degree, with high honors, in Economics, Phi Beta Kappa, from Swarthmore College.

    Richard B. Jennings has served as a director of the Company since May 1998. Mr. Jennings currently serves as President of Realty Capital International Inc., a real estate investment banking firm, which he founded in 1991, and as President of Jennings Securities Corporation, a National Association of Securities Dealers, Inc. ("NASD") member securities firm, which he founded in 1995. From 1990 to 1991, Mr. Jennings served as Senior Vice President of Landauer Real Estate Counselors, and from 1986 to 1989, Mr. Jennings served as Managing Director, Real Estate Finance at Drexel Burnham Lambert. From 1969 to 1986, Mr. Jennings oversaw the REIT investment banking business at Goldman, Sachs & Co. During his tenure at Goldman, Sachs & Co., Mr. Jennings founded and managed the Mortgage Finance Group from 1979 to 1986. Mr. Jennings also serves as an outside Director of MBO Properties, Inc. He is a licensed NASD Principal and a New York Real Estate Broker. Mr. Jennings has a Bachelor of Arts degree in Economics, Phi Beta Kappa and Magna Cum Laude, from Yale University, and a Master of Business Administration degree from Harvard Business School.

    David M. Petrone has served as a director of the Company since its inception. Mr. Petrone has been Chairman of the Board of Housing Capital Corporation, a real estate finance company, since 1994. From 1986 until 1992, Mr. Petrone was Vice Chairman of the Board of Wells Fargo and Company. Mr. Petrone also served as Chief Executive Officer and President of Wells Fargo Realty Advisors from

1978 to 1981 and of Wells Fargo Mortgage and Equity Trust, a publicly-held REIT, from 1981 to 1988. Mr. Petrone has served as a director of Jacobs Engineering Group, Inc. since 1986 and of Spieker Properties, a publicly-held REIT, since 1993. He received his Bachelor of Science and Master of Business Administration degrees from the University of Oregon.

    Anthony M. Solomon has served as a director of the Company since October 1994. Mr. Solomon is an economist and banker and has served as Chairman of The Blackstone Alternate Asset Management Advisory Board since 1994. Mr. Solomon also has served as Chairman of The Europe Fund, a closed end fund investing in Europe, since 1990 and of The United Kingdom Fund, a closed end fund investing in the United Kingdom, since 1987. Mr. Solomon has served as an economic advisor to the Banca Comerciale Italiana since 1985. Mr. Solomon was a director of S.G. Warburg p.l.c. London from 1985 until 1991 and Chairman of S.G. Warburg USA from 1985 until 1989. Mr. Solomon also served as President and Chief Executive Officer of the Federal Reserve Bank of New York from 1980 to 1985 and was Under Secretary of the Treasury from 1977 to 1980. Mr. Solomon received his Bachelor of Arts degree in Economics from the University of Chicago and his Masters degree in Economics and Public Administration from Harvard University.

    Alan G. Walton has served as a director of the Company since September 1998. Dr. Walton has served as a General Partner of Oxford Bioscience Partners, an investment fund concentrating on investments in the medical, medical services and biotechnology fields, since 1987. From 1981 to 1987, Dr. Walton was President and Chief Executive Officer of University Genetics Co., a public biotechnology company involved in technology transfer and seed investments in university-related projects. Dr. Walton has served as Chairman of the Board of Gene Logic, Inc. since 1994 and as a director of Collaborative Clinical Research Inc. since 1994. Dr. Walton received his Doctor of Philosophy degree in Chemistry and his Doctor of Science degree in Biological Chemistry from Nottingham University in England.

Information On Meetings And Committees Of The Board Of Directors

    The Board of Directors held four regular meetings and six special meetings during the fiscal year ended December 31, 2000 (the "2000 Fiscal Year"). The Company has standing Audit and Compensation Committees. It does not have a standing Nominating Committee.

    Audit Committee. The Audit Committee consists of Directors Petrone (Chair), Jennings and Sudarsky. It held four meetings in 2000. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is attached as Exhibit A to this Proxy Statement. The Audit Committee recommends the accounting firm to be appointed as the independent public auditors of the Company's financial statements, discusses the scope and results of the audit with the independent public accountants, reviews with management and the independent public accountants the Company's interim and year-end operating results, considers the adequacy of the Company's internal accounting controls and audit procedures and reviews non-audit services to be performed by the Company's independent public accountants. Each member of the Audit Committee is "independent" as required by the listing standards of the New York Stock Exchange.

Report Of The Audit Committee

    The Audit Committee is comprised of three independent directors. It acts under a written Audit Committee Charter adopted and approved by the Board of Directors in 2000. Each of the members of the Audit Committee is "independent" as defined by the Audit Committee Charter and the listing standards of the New York Stock Exchange ("NYSE"). A copy of the Audit Committee Charter is attached as Exhibit A to this Proxy Statement.

    The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

    The Audit Committee has reviewed and discussed with management and the independent public accountants the Company's audited financial statements. The Audit Committee has also discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent public accountants the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. Further, the Audit Committee has considered whether the independent public accountants' provision of non-audit services to the Company is compatible with the auditor's independence.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 2000.

    The Audit Committee Report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.


                                 Respectfully submitted,
                                 AUDIT COMMITTEE

                                 David M. Petrone, Chair
                                 Richard B. Jennings
                                 Jerry M. Sudarsky

    Compensation Committee. The Compensation Committee consists of Directors Jennings (Chair), Solomon and Walton. It held three meetings in 2000. The Compensation Committee has the authority to renew and approve salary arrangements, including grants of annual incentive awards, for the directors and certain of the Company's officers and other employees, adopt and amend employment agreements for officers and other employees of the Company, and administer the Company's stock option and other incentive plans.

Compensation Committee Report on Executive Compensation

    The Compensation Committee is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The following is the report of the Compensation Committee to the Board of Directors describing compensation policies and rationales applicable to the Company's executive officers with respect to compensation paid to such executive officers for the 2000 Fiscal Year.

    Compensation Philosophy. The Company's compensation program is designed to offer executive officers competitive compensation based on the Company's performance, its unique niche, strategy, business model and execution and on the individual's contribution, performance and leadership. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals, and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

    The three main components in the Company's executive compensation program are:

    o  Base Salary

    o  Incentive Bonus

    o  Stock Incentives

    Base Salary. The salaries of Messrs. Marcus, Richardson, Nelson and Ciruzzi and Ms. Allen are established by their respective employment agreements with the Company and are modified as determined by the Compensation Committee. The salaries of other senior executive officers are determined annually by the Compensation Committee with reference to surveys of salaries paid to executives with similar responsibilities at comparable companies. The peer group for each senior executive officer is composed of executives whose responsibilities are similar in scope and content. In general, the Company seeks to set executive compensation levels that are competitive and take into account the unique niche of the Company as well as reflect is performance.

    Incentive Bonus. Annual incentive bonuses for executive officers, if any, are intended to reflect the Compensation Committee's belief that a portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

    Stock Incentives. From time to time, the Company grants restricted stock, stock options and other incentives (the "stock incentives"), as appropriate, as long-term incentives to motivate, reward and retain executive officers. The Compensation Committee, which has responsibility for making grants of stock incentives under the 1997 Incentive Plan, believes that stock incentives provide an incentive that focuses the executive's attention on the Company from the perspective of an owner with an equity stake in the business. For example, options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, which provides value to the recipient only when the price of the Company's stock increases above the exercise price, that is, only to the extent that stockholders as a whole have benefited. Generally, stock options granted to executive officers vest ratably over a three-year period, and optionees must be employed by the Company at the time of vesting in order to exercise the options.

    Employment Contracts. The Company offers employment contracts to key executives only when it is in the best interest of the Company and its stockholders to attract, motivate and retain such key executives and to ensure continuity and stability of management.

    Compensation of Chief Executive Officer and Other Executives. The Compensation Committee increased Mr. Marcus' salary during the 2000 fiscal year by 28.6%. The increase reflected the Compensation Committee's assessment of his performance in light of the Company's performance in the prior fiscal year and Mr. Marcus' service to the Company. Salary increases of the other senior executive officers effected during the 2000 Fiscal Year ranged from 22.2% to 32.1% and were based on similar considerations, including individual performance, position, tenure, experience, leadership and competitive data in compensation surveys.

    Mr. Marcus and the other named executive officers in good standing may receive a discretionary annual bonus as determined by the Compensation Committee. In determining the amounts of such bonuses, the Compensation Committee considers the individual performance of each executive and the performance of the Company.

    Section 162(m) Policy. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to
Section 162(m) apply with respect to "performance-based compensation." Awards granted under the 1997 Incentive Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and the Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements. The Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible on account of Section 162(m). If the business criteria on which value and payment of Other Stock-Based Awards and Other Cash-Based Awards are based under the 1997 Incentive Plan set forth in Proposal Number Three are adopted and approved by the stockholders of the Company, the 1997 Incentive Plan will be in compliance with the requirements of Section 162(m) for "performance-based compensation."

    The Compensation Committee Report shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

                                  Respectfully submitted,

                                  COMPENSATION COMMITTEE
                                  Richard B. Jennings, Chair
                                  Anthony M. Solomon
                                  Alan G. Walton

Compensation Committee Interlocks And Insider Participation

    Messrs. Jennings, Solomon and Walton served on the Compensation Committee during 2000. No member of the Compensation Committee has served as an officer of the Company or any of its subsidiaries.

Compensation Of Directors

    The Company currently pays each of its non-employee directors annual compensation of $17,500 for services to the Company. In addition, each non-employee director receives fees of $1,000 for each meeting of the Board of Directors, or committee thereof, attended in person and $500 for attendance at each telephonic meeting of the Board of Directors, or committee thereof, and is reimbursed for reasonable expenses incurred to attend such meetings. Non-employee directors also are eligible to receive options to purchase Common Stock and/or awards of restricted stock under the 1997 Incentive Plan as compensation for their services as directors. In December 2000, the Board of Directors approved a grant of restricted stock of 1,500 shares to each non-employee director under the 1997 Incentive Plan. The per share fair market value on the date of grant of the shares of common stock subject to the restricted stock awards was $36.4375. These restricted stock awards will vest in full as of April 1, 2001. Officers of the Company who are also directors are not paid any fees for their services as directors.

Executive Compensation

    The following table sets forth, in summary form, the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered to the Company in all capacities for the 2000 Fiscal Year.

                           SUMMARY COMPENSATION TABLE

                                           Annual Compensation                   Long-Term Compensation Awards
                             ---------------------------------------------  ----------------------------------------
                                                              Other Annual  Restricted    Securities     All Other
                                                              Compensation    Stock       Underlying   Compensation
Name and Principal Postions  Year     Salary      Bonus ($)        ($)      Awards ($)    Options (#)     (1) ($)
---------------------------  ----     ------      ---------   ------------  ----------    ----------   ------------
Joel S. Marcus ............. 2000     450,000      643,799(2)     7,151      333,188(3)        --         23,020
  Chief Executive Officer    1999     350,000      780,000(4)     7,453      888,500(5)        --         23,080
                             1998     275,000      400,000        7,910    1,065,313(6)        --         12,510

James H. Richardson ........ 2000     350,000      250,000(2)     3,930      249,882(3)        --         20,150
  President                  1999     275,000      590,000(4)     2,601      666,375(5)        --         20,650
                             1998     225,000      300,000          245      791,375(6)        --          2,869

Peter J. Nelson ............ 2000     275,000      239,809(2)     2,637      208,229(3)        --         20,940
  Chief Financial Officer,   1999     225,000      495,000(4)       739      555,313(5)        --         21,800
  Senior Vice President,     1998     175,000      200,000          211      608,750(6)        --         12,900
  and Treasurer

Laurie A. Allen ............ 2000     209,212(7)    35,000(8)     1,913           --           --            590
  Senior Vice President,     1999          --           --           --           --           --             --
  and Secretary              1998          --           --           --           --           --             --

Vincent R. Ciruzzi ......... 2000     185,000           --        2,503           --           --         19,500
  Senior Vice President      1999     140,000      110,000        1,203      172,500(9)        --         20,000
                             1998     105,000       60,000           --      106,531(6)        --          8,000

-----------
(1) All Other Compensation includes the following contributions made by the Company to employee accounts under the Company's 401(k) plan in 1998, 1999 and 2000, respectively: Mr. Marcus, $10,000, $20,000 and $19,500; Mr.
    Richardson, $2,219, $20,000 and $19,500; Mr. Nelson $10,000, $20,000 and
    $19,500; and Mr. Ciruzzi, $8,000, $20,000 and $19,500. All Other
    Compensation also includes the following term life insurance premiums paid by the Company during 1998, 1999 and 2000, respectively: Mr. Marcus $2,510, $3,080 and $3,520; Mr. Richardson, $650, $650 and $650; Mr. Nelson, $2,900,
    $1,800 and $1,440; and Ms. Allen, none, none and $590.

(2) Bonuses for Mr. Marcus, Mr. Richardson and Mr. Nelson for services rendered in 2000 of $350,000, $250,000 and $218,750, respectively, were awarded in March 2001. Of these amounts, $25,000 will be paid in July 2001 to Mr. Marcus, $25,000 will be paid in July 2001 to Mr. Richardson, and $21,875 will be paid in July 2001 to Mr. Nelson. These July bonus payments are contingent upon each officer's continuous service to the Company through July 2, 2001, other than a termination due to death or disability of the officer. The remainder of these bonus amounts will be paid in October 2001 and are contingent upon each officer's continuous service to the Company through October 1, 2001, other than a termination due to death or disability of the officer.

(3) Restricted stock awards for Mr. Marcus, Mr. Richardson and Mr. Nelson for 2000 for 9,375 shares, 7,031 shares and 5,859 shares, respectively, were awarded effective January 2001. The restricted stock agreements describe a "restricted period" through July 1, 2002 during which the shares may not be sold or transferred, and also during which the shares are subject to forfeiture in the event the grantee's employment with the Company is terminated by the Company for "Cause" (as defined), or is terminated by the grantee for any reason, other than a termination due to death or disability of the officer. In addition, Mr. Marcus, Mr. Richardson and Mr. Nelson will be granted additional awards of restricted stock in October 2001 for 9,375 shares, 7,031 shares and 5,859 shares, respectively, assuming continued service through the date of grant. These awards have not been reflected in the above table because they have not yet been granted. The restricted stock agreements for these shares will describe a "restricted period" through July 1, 2002 during which the shares may not be sold or transferred, and also during which the shares are subject to forfeiture in the event the grantee's employment with the Company is terminated by the Company for "Cause" (as defined), or is terminated by the grantee for any reason, other than a termination due to death or disability of the officer.

(4) Bonuses for Mr. Marcus, Mr. Richardson and Mr. Nelson for 1999 include $280,000, $200,000 and $175,000, respectively, awarded in March 2001. The payment of these bonuses is to occur in July 2001 and requires each officer's continuous service to the Company through July 2, 2001, other than termination due to death or disability of the officer.

(5) Restricted stock awards for Mr. Marcus, Mr. Richardson and Mr. Nelson for 1999 for 25,000 shares, 18,750 shares and 15,625 shares, respectively, were awarded effective January 2001. The restricted stock agreements describe a "restricted period" through July 1, 2002 during which the shares may not be sold or transferred, and also during which the shares are subject to forfeiture in the event the grantee's employment with the Company is terminated by the Company for "Cause" (as defined), or is terminated by the grantee for any reason, other than termination due to death or disability of the officer.

(6) In 1999, Mr. Marcus, Mr. Richardson, Mr. Nelson and Mr. Ciruzzi received awards of restricted stock for services rendered in 1998. The restricted stock agreements describe a "restricted period" through July 1, 2001 during which the shares may not be sold or transferred, and also during which the shares are subject to forfeiture in the event the grantee's employment with the Company is terminated by the Company for "Cause" (as defined), or is terminated by the grantee for any reason, other than termination due to death or disability of the officer.

(7) Ms. Allen joined the Company in January 2000.

(8) Ms. Allen received $35,000 upon commencement of her employment.

(9) In 2000, Mr. Ciruzzi received an award of restricted stock for services rendered in 1999 with a "restricted period" through July 1, 2001 during which the shares may not be sold or transferred, and also during which the shares are subject to forfeiture in the event the grantee's employment with the Company is terminated by the Company for "Cause" (as defined), or is terminated by the grantee for any reason, other than termination due to death or disability of the officer.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                 Individual Grants
                             ---------------------------------------------------- Potential Realizable Value at
                              Number of                                              Assumed Annual Rates of
                             Securities     % of Total                             Stock Price Appreciation for
                             Underlying  Options Granted                                    Option Term
                              Options    to Employees In   Exercise    Expiration    ------------------------
Name                         Granted(#)   Fiscal Year(%) Price($/sh)      Date         5%($)        10%($)
-----                        ---------     ----------    -----------   ----------    ----------    ----------
Joel S. Marcus ............     --            --            --            --            --             --
James H. Richardson .......     --            --            --            --            --             --
Peter J. Nelson ...........     --            --            --            --            --             --
Laurie A. Allen ...........  70,000(1)       22.2%         $29.50       1/31/10      $1,298,667    $3,291,078
Vincent R. Ciruzzi ........     --            --            --            --            --             --

-----------
(1) Ms. Allen was granted options to purchase 70,000 shares of Common Stock under the 1997 Incentive Plan in January 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                             Number of Securities
                                                            Underlying Unexercised      Value of Unexercised
                                 Shares                       Options at Fiscal       In-the-Money Options at
                               Acquired on      Value            Year-end (#)            Fiscal Year-end (#)
Name                           Exercise(#)  Realized($)(1)  Exercisable/Unexercisable  Exercisable/Unexercisable
----                           -----------  --------------  -------------------------  -------------------------
Joel S. Marcus................    15,000      185,313            125,000/0                  2,148,438/0
James H. Richardson...........      --          --                80,000/0                    990,000/0
Peter J. Nelson...............      --          --                60,000/0                  1,031,250/0
Laurie A. Allen...............      --          --                0/70,000                    0/538,125
Vincent R. Ciruzzi............    20,000      263,531             20,000/0                    343,750/0

-----------
(1) The value realized is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the closing sale price of the Common Stock on the NYSE on the date of exercise and (ii) the option exercise price.

(2) The value of unexercised in-the-money options is calculated by multiplying
    (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the Common Stock on the NYSE at December 31, 2000 and (ii) the option exercise price.

Employment Agreements

    The Company has employment agreements with each of Messrs. Marcus, Richardson, Nelson, and Ciruzzi and Ms. Allen.

    Mr. Marcus' employment agreement provides that he will serve as the Company's Chief Executive Officer through December 31, 2003, with an annual base salary of not less than $450,000. The employment agreements with each of Messrs. Richardson, Nelson and Ciruzzi, provide that they will serve in their current positions with the Company through December 31, 2003. Messrs. Richardson, Nelson and Ciruzzi and Ms. Allen are currently paid base salaries of $350,000, $275,000, $185,000 and $215,000 per year, respectively, and are eligible to receive discretionary annual bonuses. Ms. Allen's employment agreement became effective on January 5, 2000 for an initial term ending December 31, 2000. Each of the employment agreements provides for automatic one-year extensions until notice is given by the executive or the Company.

    Each of the employment agreements, other than Ms. Allen's, provides that if the Company terminates the executive's employment without "cause" or if the executive terminates employment for "good reason" (each as defined in the employment agreements), or, in the case of Mr. Marcus, if he dies or becomes permanently disabled, then he would be entitled to receive a severance payment ("Severance Payment") equal to the sum of his base salary for the remaining term of his employment agreement (the "Severance Period"). Messrs. Marcus, Richardson and Nelson would also be entitled to receive, for each full year remaining in the Severance Period, the average of the annual bonuses earned in the two years preceding the date of termination (as defined in the agreements, the "Average Bonus"), but not less than 50% of base salary in the case of Mr. Marcus. If the Company terminates Ms. Allen's employment without "cause" (as defined in her agreement), she will be entitled to receive a severance payment equal to nine months of her annualized base salary.

    If any of Messrs. Marcus, Richardson, Nelson or Ciruzzi terminates his employment for "good reason" following a "change in control" (each as defined in the respective agreements), then he will be entitled to receive a Severance Payment equal to three times the sum of his base salary, plus his Average Bonus. If Mr. Marcus' employment is terminated in connection with a dissolution of the Company under specified circumstances, he will be entitled to receive a Severance Payment equal to his base salary and Average Bonus for a period of one year following the date of his termination. If Ms. Allen's employment is terminated without cause following a "change in control" (as defined in the employment agreement), she will also become fully vested in the awards granted to her under the Company's stock option and incentive compensation plans.

    If any of Messrs. Marcus, Richardson, Nelson or Ciruzzi is entitled to any Severance Payment, he will also become fully vested in the awards granted to him under the Company's stock option and incentive compensation plans. Mr. Marcus will also be entitled to continue participation during the Severance Period in the Company's employee welfare and pension benefits plans. If amounts payable to any of the executives are subject to the excise tax imposed under Section 4999 of the Code, the Company must also pay to the executive an amount sufficient to offset the effects of the excise tax.

    The agreements with each of Messrs. Marcus, Richardson, Nelson and Ciruzzi and Ms. Allen also provide that during the term of employment, and the period, if any, during which such executive is entitled to receive Severance Payments, the executive will not engage in any activity competitive with the business of the Company.

Deferred Compensation Plans

    In December 2000, the Board approved and the Company established the Alexandria Real Estate Equities, Inc. 2000 Deferred Compensation Plan (the "DC Plan") and the Alexandria Real Estate Equities, Inc. 2000 Venture Investment Deferred Compensation Plan (the "VI Plan"), which are both unfunded plans designed for the purpose of permitting compensation deferrals for a select group of the Company's management and highly compensated executives.

    Eligibility to participate in the DC Plan is limited to employees of the Company who have annual compensation equal to or exceeding $125,000 and who fall within a "select group of management or highly compensated employees" for purposes of the Employee Retirement Income Security Act of 1974

("ERISA"). As of December 31, 2000, the Company had not paid any amounts under the DC Plan nor had it withheld any compensation from DC Plan participants for such purpose. Participant's deferral amounts are credited or charged, as the case may be, with the investment performance of mutual funds and other publicly traded securities designated by the participants.

    Eligibility to participate in the VI Plan is limited to employees of the Company who have annual compensation equal to or exceeding $125,000, who qualify as accredited investors under the Securities Act of 1933, as amended, and who fall within a "select group of management or highly compensated employees" for purposes of ERISA. As of December 31, 2000, the Company had not paid any amounts under the VI Plan nor had it withheld any bonus payments from the VI Plan participants for such purpose. Participants'deferral amounts are credited or charged, as the case may be, with the investment performance of private company equity investments designated by the Company.

    The purpose of the DC Plan and the VI Plan is to attract, motivate and retain selected officers and employees of the Company (and any affiliate of the Company that adopts such plans).

                                PERFORMANCE GRAPH

    The following graph compares the annual cumulative total stockholder return on the Common Stock from May 28, 1997, the first day the Common Stock was traded on the NYSE, through December 31, 2000, to the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Equity REIT Total Return Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT Index"). The graph assumes an investment of $100 in the Common Stock and each of the indices on May 28, 1997, and that all dividends were reinvested. The NAREIT Index for May 1997 has been prorated to adjust for the partial month. The return shown on the graph is not necessarily indicative of future performance:

                          [Performance Graph Ommitted]

       Index            May 28, 1997   December 31, 1997  December 31, 1998 December 31, 1999  December 31, 2000
       -----            ------------   -----------------  ----------------- -----------------  -----------------
Alexandria Real Estate
   Equities, Inc........     100            158.7              163.6             177.2               216.7
S&P 500 Index...........     100            115.7              148.8             180.0               163.6
NAREIT Index............     100            119.6               98.7              94.1               118.9

    The Stock Price Performance Graph shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

    The following table provides information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each of the Company's directors,
(ii) each of the Named Executive Officers, (iii) all directors and executive officers as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the Securities and Exchange Commission by the Company's directors, executive officers and principal stockholders. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                        Number of Shares
                                                       Beneficially Owned
                                                 ------------------------------
Name and Address of Beneficial Owner(1)               Number        Percent
---------------------------------------             -----------   ----------
Joel S. Marcus(2)                                    318,518         2.0
James R. Richardson(3)                               131,781           *
Peter J. Nelson(4)                                   104,581           *
Laurie A. Allen(5)                                    23,334           *
Vincent R. Ciruzzi(6)                                 32,699           *
Michael C. Kelcy(7)                                        0           *
Jerry M. Sudarsky(8)                                 123,939           *
Richard B. Jennings(9)                                11,000           *
David M. Petrone(10)                                  27,562           *
Anthony M. Solomon(11)                                25,496           *
Alan G. Walton(12)                                    11,000           *
Executive officers and directors
  as a group (12 persons)(13)                        809,910         5.2
Health Science Properties Holding Corporation
  Liquidating Trust ("Holdings Trust")(14)            91,050           *
FMR Corp.(15)                                      2,246,600        14.3
Franklin Resources, Inc.(16)                       1,359,546         8.7

--------------------
*    less than 1%

(1) Unless otherwise indicated, the business address of each beneficial owner is c/o Alexandria Real Estate Equities, Inc., 135 N. Los Robles Avenue, Suite 250, Pasadena, CA 91101.

(2) Includes 52,791 shares held by the Joel and Barbara Marcus Family Trust, of which Mr. Marcus is the trustee, and 125,000 shares subject to currently exercisable stock options. Excludes 5,534 shares held by Holdings Trust, which may be deemed to be beneficially owned by Mr. Marcus.

(3)  Includes 80,000 shares subject to currently exercisable stock options.

(4)  Includes 60,000 shares subject to currently exercisable stock options.

(5) Includes 23,334 shares subject to currently exercisable stock options and excludes 46,666 shares subject to stock options that are not currently exercisable and will not become exercisable within 60 days of March 13, 2001.

(6)  Includes 20,000 shares subject to currently exercisable stock options.

(7) Excludes 60,000 shares subject to stock options that are not currently exercisable and will not become exercisable within 60 days of March 13, 2001.

(8) Includes 99,939 shares held by the Jerry M. and Mildred Sudarsky 1979 Revocable Trust, of which Mr. Sudarsky is the trustee, and 22,500 shares subject to currently exercisable stock options. Excludes 9,470 shares held by Holdings Trust, which may be deemed to be beneficially owned by Mr. Sudarsky.

(9)  Includes 7,500 shares subject to currently exercisable stock options.

(10) Includes 33 shares held by Mr. Petrone's spouse, which may be deemed to be beneficially owned by Mr. Petrone, and 7,500 shares subject to currently exercisable options. Excludes 418 shares held by Holdings Trust, which may be deemed to be beneficially owned by Mr. Petrone.

(11) Includes 12,500 shares subject to currently exercisable stock options. Excludes 418 shares held by Holdings Trust, which may be deemed to be beneficially owned by Mr. Solomon.

(12) Includes 7,500 shares subject to currently exercisable stock options.

(13) See notes (2) through (12) above.

(14) Each of Messrs. Sudarsky, Marcus, Petrone and Solomon is a member of the board of directors and is a beneficiary of Holdings Trust. Each such individual may be deemed to be the beneficial owner of a portion of the shares of Common Stock held by Holdings Trust.

(15) Share amount as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2001. Address: 82 Devonshire Street, Boston, Massachusetts 02109. According to such Schedule 13G/A, FMR Corp. has sole voting power with respect to 359,200 shares and sole dispositive power with respect to all 2,246,600 shares.

(16) Share amount as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2001. Address: 777 Mariners Island Boulevard, San Mateo, California, 94404. According to such Schedule 13G/A, Franklin Resources, Inc. does not have any voting or dispositive power with respect to any of the shares and disclaims any economic interest or beneficial ownership in any of the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission, the NYSE and the Company. Based solely on its review of the copies of such forms received by it or and written representations from certain reporting persons, the Company believes that its directors, officers and 10% or more shareholders timely filed all reports required of them during 2000 under Section 16(a).

                      PROPOSAL NUMBER TWO--RATIFICATION OF
                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    Ernst & Young LLP has served as the Company's independent public accountants since 1994 and, on the recommendation of the Audit Committee, has been selected by the Board of Directors as the Company's independent public accountants for the year ending December 31, 2001. Ernst & Young LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.

    Before the Audit Committee recommended the selection of Ernst & Young LLP to the Board of Directors, it carefully considered Ernst & Young LLP's qualifications, including its performance for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence.

    Stockholders will be asked at the Annual Meeting to ratify the selection of Ernst & Young LLP. If the stockholders ratify the selection of Ernst & Young LLP, the Board of Directors may still, in its discretion, decide to appoint a different independent public accounting firm, at any time during the year 2001, if it concludes that such a change would be in the best interests of the Company and the stockholders. If the stockholders fail to ratify the selection, the Board of Directors will reconsider the retention of the accounting firm.

    For the fiscal year ending December 31, 2000, the Company paid Ernst & Young LLP the following fees:

                  Financial Information
                   Systems Design and
  Audit Fees       Implementation Fees   Audit Related      All Other Fees
--------------------------------------------------------------------------------
    $120,000              -0-               $60,000            $165,000

Required Vote

    A majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required to ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the year 2001.

    The Board of Directors recommends a vote "FOR" Proposal Number Two.

  PROPOSAL NUMBER THREE--APPROVAL OF THE BUSINESS CRITERIA ON WHICH VALUE AND PAYMENT OF OTHER STOCK-BASED AWARDS AND OTHER CASH-BASED AWARDS ARE BASED UNDER
                    THE 1997 STOCK AWARD AND INCENTIVE PLAN

    On December 1, 2000, the Board of Directors amended the 1997 Incentive Plan to revise the business criteria on which the Other Stock-Based Awards and Other Cash-Based Awards described below are based. The 1997 Incentive Plan was adopted prior to the Company's initial public offering in June 1997, and was subsequently amended by the Board of Directors in 1998 and 2000, which amendments were approved by the Company's stockholders.

    Section 162(m) of the Code generally prohibits publicly held corporations from taking an income tax deduction for compensation paid to certain employees to the extent that such compensation exceeds $1 million per employee in any year, but provides an exception for performance-based compensation. The employees subject to this limitation are the Chief Executive Officer and the four other highest compensated officers of the Company for whom compensation is reported in the Summary Compensation Table (the "Covered Employees"). The exception for performance-based compensation requires that (i) compensation is payable solely on account of the attainment of pre-established, objective performance goals; (ii) the performance goals are established by a compensation committee composed solely of two or more "outside directors"; (iii) the material terms of the performance goals under which the compensation is to be paid are disclosed to, and approved by, stockholders before payment; and (iv) the compensation committee certifies that the performance goals have been satisfied before payment. The 1997 Incentive Plan satisfies by its terms, and it is the present intention of the Compensation Committee to satisfy in operation, the requirements specified in clauses (i), (ii) and (iv) above. The Company's stockholders will be asked at the Annual Meeting to approve the material terms of performance objectives under which Other Stock-Based Awards and Other Cash-Based Awards may be paid in order to satisfy requirement in clause (iii) above.

Purpose

    The purpose of Other Stock-Based Awards and Other Cash-Based Awards is to afford an incentive to selected officers, employees and independent contractors (including non-employee directors) of the Company, a subsidiary of the Company or an affiliate of the Company to acquire a proprietary interest in the Company, to continue in service to the Company, to increase their efforts on behalf of the Company and to promote the success of the Company's business.

Types of Awards

    As defined in the 1997 Incentive Plan, Other Stock-Based Awards are stock bonus awards of unrestricted or restricted common stock of the Company. Other Stock-Based Awards are further defined in the 1997 Incentive Plan as rights or other interests granted to an eligible recipient that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Common Stock of the Company, including but not limited to (1) unrestricted Common Stock of the Company awarded as a bonus upon attainment of specified performance objectives or otherwise as permitted under the 1997 Incentive Plan, and (2) a right granted to an eligible recipient to acquire common stock of the Company from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Compensation Committee.

    Other Cash-Based Awards are defined in the 1997 Incentive Plan as cash awarded to an eligible recipient, including cash awarded as a bonus or upon attainment of specified performance objectives or otherwise as permitted under the 1997 Incentive Plan.

Administration and Eligible Recipients

    The Compensation Committee is authorized to grant Other Stock-Based Awards and Other Cash-Based Awards to employees, officers, directors and independent contractors (including non-employee directors) of the Company. Such awards may be granted with value and payment contingent upon the performance of the Company or any other factors designated by the Compensation Committee, or valued by reference to the performance of specified subsidiaries or affiliates of the Company. No Covered Employee may receive Other Stock-Based Awards or Other Cash Based Awards in excess of 500,000 shares or $5 million per year, respectively. The Compensation Committee will determine the terms and conditions of such Other Stock-Based Awards or Other Cash-Based Awards at the date of grant of such awards or thereafter within the period permitted by
Section 162(m) of the Code.

Business Criteria on which Other Stock-Based Awards and Other Cash-Based Awards are Based

    Under the amendment to the 1997 Incentive Plan adopted by the Board of Directors on December 1, 2000, to the extent Other Stock-Based Awards or Other Cash-Based Awards are granted to "Covered Employees," the performance objectives to be used are to be expressed in terms of one or more of the following business criteria: earnings per share; stock price; return on equity; net earnings; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); return on assets; total stockholder return; increase in revenues; decrease in expenses; increase in funds from operations (FFO); increase in FFO per share; and the Company's published ranking against its peer group of office real estate investment trusts based on total stockholder return, increase in FFO per share and/or FFO current and forward multiples.

Certain Federal Income Tax Effects

    The following discussion is for general information only and is based on the U.S. federal income tax laws now in effect, which are subject to change, possibly retroactively. This summary does not discuss all aspects of federal income taxation, which may be important to individual plan participants. Moreover, this summary does not address specific state, local or foreign tax consequences. This summary assumes that the Common Stock acquired under the 1997 Incentive Plan will be held as a "capital asset" (generally, property held for investment) under the Code.

    Unrestricted Stock-Based Awards. Upon receipt of an unrestricted stock-based award, a participant will be taxed at ordinary income tax rates in the year in which the stock is received on an amount equal to the fair market value of the stock on date it is granted to the participant minus the price, if any, paid by the participant to purchase the stock. The Company will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income.

    Restricted Stock-Based Awards. Upon receipt of a restricted award, a participant generally will not be subject to federal income tax upon the grant of such an award, but, rather, the participant will recognize ordinary income in an amount equal to (i) the fair market value of the common stock at the time the shares become transferable or are otherwise no longer subject to a substantial risk of forfeiture (as defined in the Code), minus (ii) the price, if any, paid by the participant to purchase such stock. The Company will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income. However, a participant may elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time minus the price, if any, paid by the participant, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by the participant at the time the restrictions lapse. The Company will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by the participant. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and the Company will be deemed to recognize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election in respect of such forfeited shares.

    Cash Awards. Participant's receiving cash awards will be taxed at ordinary income tax rates in the year in which the cash award is received. The Company will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income.

    Capital Gain. Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by a participant upon the sale of shares held for more than 12 months will generally be subject to tax at a rate not to exceed 20%. An even lower rate may apply upon the sale of shares acquired after December 31, 2000 and held for more than 5 years. Net capital gain recognized from the sale of shares held for 12 months or less will be subject to tax at ordinary income rates.


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

New Plan Benefits

    It is not possible to determine at this time the Other Stock-Based Awards or Other Cash-Based Awards that will be granted under the 1997 Incentive Plan if the business criteria on which such awards are granted are approved by stockholders, and no awards made under the 1997 Incentive Plan prior to the date of the annual meeting have been made subject to such approval.

Required Vote

    A majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required to approve the business criteria on which the value and payment of Other Stock-Based Awards and Other Cash-Based Awards are based under the 1997 Incentive Plan for purposes of Section 162(m) of the Code.

    The Board of Directors recommends a vote "FOR" Proposal Number Three.

              ANNUAL REPORT AND FINANCIAL STATEMENTS OF THE COMPANY

    Copies of the Company's Annual Report to Stockholders for the year 2000 are being mailed to the stockholders together with this Proxy Statement. Copies of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year 2000 will be furnished to interested stockholders, without charge, upon written request. Exhibits to the Form 10-K will be provided upon written request and payment to the Company of the cost of preparing and distributing those materials. Written requests should be sent to Alexandria Real Estate Equities, Inc., 135 North Los Robles Avenue, Suite 250, Pasadena, California 91101, Attention: Investor Relations.


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

           STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2002 ANNUAL MEETING

    Stockholder proposals that are intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company, in writing, no later than November 24, 2001 in order to be considered for inclusion in the Company's proxy materials for that Annual Meeting. Stockholder proposals also must comply with the advance notice and other requirements set forth in the Company's Bylaws to be eligible to be presented at an annual meeting. These requirements include the requirement that any such proposal must, with certain exceptions if the date of the annual meeting is changed by more than 30 days from that of this year's Annual Meeting, be submitted to the Secretary of the Company at least 90 and not more than 120 days prior to the first anniversary of the date of mailing of the notice for the 2001 Annual Meeting (or between November 24, 2001 and December 24, 2001 based on this year's notice mailing date of March 27, 2001).

                                OTHER INFORMATION

    Proxy authorizations submitted via the internet or by telephone must be received by 2:00 p.m. (Pacific Standard Time) on April 26, 2001. To authorize a proxy by the internet or by telephone, please see the instructions on the proxy card enclosed with these materials. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder.


                                    By Order of the Board of Directors


                                    Laurie A. Allen
                                    Secretary
Pasadena, California
March 27, 2001

                      ALEXANDRIA REAL ESTATE EQUITIES, INC.

                             AUDIT COMMITTEE CHARTER

The Board of Directors of Alexandria Real Estate Equities, Inc. (the "Company") renews and reaffirms the establishment of a committee of the Board of Directors to be known as the Audit and Compliance Committee (the "Committee"). The Committee shall consist of at least three members, each of whom is independent of management and the Company and each of whom satisfies the qualification requirements established by the New York Stock Exchange. The Board of Directors shall appoint annually the members of the Committee, who shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Committee. The Committee may establish its own rules of procedure consistent with the following provisions of this Charter.

Basic Responsibilities:

Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and to report the results of its activities to the board.

    A.  Independent Audit:

        1. The Committee shall establish and confirm with the Company's independent auditors and management that the independent auditors are ultimately accountable to the Committee and the Board of Directors. The Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, if appropriate, replace the independent auditors. The Committee shall recommend to the Board of Directors the appointment of the independent auditors for the annual audit and shall also recommend to the Board of Directors the discharge of the independent auditors when circumstances warrant.

        2. The Committee shall require of management and the independent auditors that the Committee be informed through a formal written report submitted by the independent auditors on an annual basis of all significant services, in addition to the annual audit, which the independent auditors perform for the Company and of any other relationships that the independent auditors have with the Company that could be perceived to impair the auditor's independence. The Committee shall discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors and, if deemed necessary, shall recommend that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of their independence.

        3. The Committee shall discuss with the Company's independent auditors the nature and results of the audit, including any problems or difficulties which the auditors encountered and any management letter provided by the independent auditors and the Company's response thereto.

    B.  Financial Reporting:

        1. The Committee shall review with management and the Company's independent auditors any changes in accounting standards that significantly affect the financial reporting practices of the company.

        2. The Committee shall be provided with the opportunity to review the audited financial statements to be included in the Company's Annual Report on Form 10-K, and discuss them with management and the independent auditors prior to filing. On the basis of such review and discussion, the Committee shall, if it deems appropriate, recommend to the Board of Directors the inclusion of the audited financial statements of the Company in its Annual Report on Form 10-K.

        3. The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form l0-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

    C.  Other Committee Activities:

        1. The Committee shall review and reassess the adequacy of this charter at least annually. The Committee shall annually prepare a report to shareholders to be included in the Company's annual proxy statement in accordance with the requirements of the Securities and Exchange Commission. The Committee shall also review the Company's annual written affirmation to the New York Stock Exchange regarding the independence and qualifications of the members of the Audit Committee and the annual review and reassessment of the adequacy of this Charter required pursuant to the policies of the New York Stock Exchange.

        2. The Committee shall periodically meet separately with the Company's independent auditors and its chief accounting officer on a private and confidential basis, or as requested by the independent auditors or the chief accounting officer. There shall be ongoing unrestricted access between the Committee, the Company's chief financial officer and the Company's independent auditors.

        3. The Committee is authorized to investigate any matter brought to its attention and shall have full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.


                                      A-2